Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-effective Amendment No. 2 to Registration Statement No. 333-194690 on Form F-1/A of our report dated April 26, 2016, relating to the consolidated financial statements of Top Ships Inc. and subsidiaries appearing in the Annual Report on Form 20-F of Top Ships Inc. for the year ended December 31, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Hadjipavlou Sofianos & Cambanis S.A.

Athens, Greece
June 23, 2016